Exhibit 99.2

Amendments to Bylaws of Pacific Gas and Electric Company
Effective August 21, 2018

Article III.
OFFICERS.

6.          President.  The President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or these Bylaws.  If there be no Chief Executive Officer, the President shall also exercise the duties, responsibilities, authority, and powers of that office, including the authority to further delegate such duties, responsibilities, authority, and powers (subject to any specific delegation limitations established by the Board).  The President shall have authority to sign on behalf of the Company agreements and instruments of every character. Notwithstanding the foregoing, the Board of Directors may from time to time, at its discretion and through a formal action of the Board that is duly noted in a Board resolution or the Board’s meeting minutes, confer the powers and duties of the office of President upon and among one or more designated officers, whether or not any of such officers shall have the title of President.